Exhibit 8.1

	Equity interests (%)
Companies	12/31/2022	12/31/2021	Core business	Jurisdiction of incorporation
Direct interest in subsidiaries: full consolidation
CSN Islands VII Corp.	100	100	Financial transactions	Cayman Islands
CSN Inova Ventures	100	100	Equity interests and Financial transactions	Cayman Islands
CSN Islands XII Corp.	100	100	Financial transactions	Cayman Islands
CSN Steel S.L.U.	100	100	Equity interests and Financial transactions	Spain
TdBB S.A (*)	100	100	Equity interests	Panamá
Sepetiba Tecon S.A.	99.99	99.99	Port services	Brazil
Minérios Nacional S.A.	99.99	99.99	Mining and Equity interests	Brazil
Companhia Florestal do Brasil	99.99	99.99	Reforestation	Brazil
Estanho de Rondônia S.A.	99.99	99.99	Tin Mining	Brazil
Companhia Metalúrgica Prada	99.9	99.99	Manufacture of containers and distribution of steel products	Brazil
CSN Mineração S.A.	79.75	78.24	Mining	Brazil
CSN Energia S.A.	99.99	99.99	Sale of electric power	Brazil
FTL - Ferrovia Transnordestina Logística S.A.	92.71	92.71	Railroad logistics	Brazil
Nordeste Logística S.A.	99.99	99.99	Port services	Brazil
CSN Inova Ltd.	100	100	Advisory and implementation of new development project	Israel
CBSI - Companhia Brasileira de Serviços de Infraestrutura	99.99	99.99	Equity interests and product sales and iron ore	Brazil
CSN Cimentos S.A.	99.99	99.99	Manufacturing and sale of cement	Brazil
Berkeley Participações e Empreendimentos S.A.	100	100	Electric power generation and equity interests	Brazil
CSN Inova Soluções S.A.	99.99	99.99	Equity interests	Brazil
CSN Participações I	99.99	99.99	Equity interests	Brazil
Circula Mais Serviços de Intermediação Comercial S.A.	0.01	99.99	Commercial intermediation for the purchase and sale of assets and materials in general	Brazil
CSN Participações III	99.99	99.99	Equity interests	Brazil
CSN Participações IV	99.99	99.99	Equity interests	Brazil
CSN Participações V	99.99	99.99	Equity interests	Brazil
Indirect interest in subsidiaries: full consolidation
Lusosider Projectos Siderúrgicos S.A.	100	100	Equity interests and product sales	Portugal
Lusosider Aços Planos, S. A.	99.99	99.99	Steel and Equity interests	Portugal
CSN Resources S.A.	100	100	Financial transactions and Equity interests	Luxembourg
Companhia Brasileira de Latas	99.99	99.99	Sale of cans and containers in general and Equity interests	Brazil
Companhia de Embalagens Metálicas MMSA	99.99	99.99	Production and sale of cans and related activities	Brazil
Companhia de Embalagens Metálicas - MTM	99.99	99.99	Production and sale of cans and related activities	Brazil
CSN Steel Holdings 1, S.L.U. [1]		100	Financial transactions, product sales and Equity interests	Spain
CSN Productos Siderúrgicos S.L.	100	100	Financial transactions, product sales and Equity interests	Spain

Stalhwerk Thüringen GmbH	100	100	Production and sale of long steel and related activities	Germany
CSN Steel Sections Polska Sp.Z.o.o	100	100	Financial transactions, product sales and Equity interests	Poland
CSN Mining Holding, S.L.U.	79.75	78.24	Financial transactions, product sales and Equity interests	Spain
CSN Mining GmbH	79.75	78.24	Financial transactions, product sales and Equity interests	Austria
CSN Mining Asia Limited (8)	79.75	78.24	Commercial representation	Hong Kong
Lusosider Ibérica S.A.	100	100	Steel, commercial and industrial activities and equity interests	Portugal
CSN Mining Portugal, Unipessoal Lda.	79.75	78.24	Commercial and representation of products	Portugal
Companhia Siderúrgica Nacional, LLC	100	100	Import and distribution/resale of products	United States
Elizabeth Cimentos S.A.	99.98	99.98	Manufacturing and sale of cement	Brazil
Elizabeth Mineração Ltda [2]		99.96	Mining	Brazil
Santa Ana Energética S.A.	100		Electric power generation	Brazil
Topázio Energética S.A.	100		Electric power generation	Brazil
Brasil Central Energia Ltda.	100		Electric power generation	Brazil
Circula Mais Serviços de Intermediação Comercial S.A.	99.99		Commercial intermediation for the purchase and sale of assets and materials in general	Brazil
CSN Cimentos Brasil S.A.	99.99		Manuf acturing and sale of cement	Brazil
Metalgráfica Iguaçu S.A	100		Metal packaging manuf acturing	Brazil
Companhia Energética Chapecó	79.75		Electric power generation	Brazil
Companhia Estadual de Geração de Energia Elétrica - CEEE-G	98.96		Electric power generation	Brazil
Ventos de Vera Cruz S.A.	98.95		Electric power generation	Brazil
Ventos de Curupira S.A	98.95		Electric power generation	Brazil
Ventos de Povo Novo S.A.	98.95		Electric power generation	Brazil
Direct interest in joint operations: proportionate consolidation
Itá Energética S.A.	48.75	48.75	Electric power generation	Brazil
Consórcio da Usina Hidrelétrica de Igarapava	17.92	17.92	Electric power consortium	Brazil
Direct interest in joint ventures: equity method
MRS Logística S.A.	18.64	18.64	Railroad transportation	Brazil
Aceros Del Orinoco S.A. (*)	31.82	31.82	Dormant company	Panamá
Transnordestina Logística S.A.	47.26	47.26	Railroad logistics	Brazil
Equimac S.A	50	50	Rental of commercial and industrial machinery and equipment	Brazil
Indirect interest in joint ventures: equity method
MRS Logística S.A.	14.86	14.58	Railroad transportation	Brazil
Direct interest in associates: equity method
Arvedi Metalfer do Brasil S.A.	20	20	Metallurgy and Equity interests	Brazil
Indirect interest in affiliates: equity method
Ventos da Lagoa Energia S.A.	10		Electric power generation	Brazil

Jaguari Energética S.A.	10.5		Electric power generation	Brazil
Chapecoense Geração S.A.	9		Electric power generation	Brazil
Parques Eólicos Palmares S.A.	10		Electric power generation	Brazil
Ventos do Litoral Energia S.A.	10		Electric power generation	Brazil
Ventos dos índios Energia S.A.	10		Electric power generation	Brazil
Companhia Energética Rio das Antas - Ceran	30		Electric power generation	Brazil
Ventos do Sul S.A.	10		Electric power generation	Brazil
Foz Chapecó Energia S.A.	8.91		Electric power generation	Brazil
Exclusive funds: full consolidation
Diplic II - Private credit balanced mutual fund	100	100	Investment fund	Brazil
Caixa Vértice - Private credit balanced mutual fund	100	100	Investment fund	Brazil
VR1 - Private credit balanced mutual fund	100	100	Investment fund	Brazil
(*) Dormant companies.
1- CSN Steel Holdings 1, S.L.U. was incorporated by CSN Productos Siderúrgicos S.L. on August 2, 2022. 2 - Elizabeth Mineração was incorporated by CSN Cimentos S/A on April 30, 2022.